                                                                    EXHIBIT 4.06




THIS WARRANT AND THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE ACQUIRED UPON THE EXERCISE OF THIS WARRANT MAY BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER PROVISIONS OF THE FEDERAL ACT AND ALL APPLICABLE STATE SECURITIES LAWS, AND IN THE CASE OF ANY EXEMPTION, ONLY IF THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION OF THE WARRANT OR SUCH OTHER SECURITIES.

                     DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

                         COMMON STOCK PURCHASE WARRANT

         DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Nebraska corporation (the "Company"), hereby certifies that, in consideration of the payment of $25,000.00 to the Company, receipt of which is hereby acknowledged, The Argentum Group ("Argentum") or permitted assigns (Argentum or such permitted assigns at the time being the registered holder or holders hereof being hereinafter referred to as "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or after the date hereof and prior to 5:00 P.M., New York, New York time, on the Expiration Date, 210,000 shares of the Common Stock of the Company (as adjusted pursuant to Section 1.1, the "Warrant Number"), at a price per share equal to $1.00, subject to adjustment hereafter as provided in Section 2 (the "Purchase Price").

         Certain capitalized terms used herein shall have the meanings set forth in Section 7.

Section 1.       EXERCISE OF WARRANT.

         1.1 Exercise. This Warrant may be exercised by Holder, in whole or in part, at any time and from time to time by surrender of this Warrant, together with (i) the form of subscription at the end hereof duly executed by Holder, to the Company at its principal office, and (ii) payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which the Warrant is then being exercised by the Purchase Price then in effect. Whenever the Purchase Price is
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adjusted pursuant to Section 2, the Warrant Number shall be adjusted by multiplying such Warrant Number immediately prior to such adjustment by a fraction the numerator of which is the Purchase Price prior to such adjustment and the denominator of which is the Purchase Price after such adjustment. In the event the Warrant is not exercised in full, the Company, at its expense, shall forthwith issue and deliver to or upon the order of Holder, subject to
Section 10 herein, a new Warrant of like tenor in the name of Holder or as Holder (upon payment by Holder of any applicable transfer taxes) may request, calling in the aggregate on the face thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to (i) the number of such shares called for on the face of this Warrant minus (ii) the number of such shares for which this Warrant shall have been exercised, whether in cash or pursuant to a Non-Cash Exercise Payment (without giving effect to any adjustment in number as a result of changes in the Purchase Price called for above). Notwithstanding the foregoing, this Warrant may not be exercised at any one time for fewer than 10% (or the remaining balance) of the Warrant Number of shares of Common Stock.

         1.2 Net Issuance. At any time, or from time to time, the Holder may, at its option, elect to pay some or all of the Purchase Price upon an exercise of this Warrant by cancelling the number of shares of Common Stock underlying this Warrant equal to the quotient of (i) the aggregate Purchase Price payable in respect of the Warrant Number of shares of Common Stock purchased upon such exercise divided by (ii) the Market Price per share of Common Stock as of the effective date of the Holder's exercise of such option. Such exercise is referred to herein as a "Non-Cash Exercise Payment". Such effective date shall be the date that notice of such exercise is given by the Holder to the Company.

         1.3 Delivery of Stock Certificates. Subject to the terms and conditions of this Agreement, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes), and so long as such issuance and delivery is in compliance with or exempt from the registration provisions of the Federal Act and applicable state securities laws, will cause to be issued in the name of and delivered to Holder, or as Holder (upon payment by Holder of any applicable transfer taxes, and subject to the provisions of Section 10 below) may lawfully direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which Holder is entitled upon such exercise.

         1.4 Fractional Shares. This Warrant may not be exercised as to fractional shares of Common Stock. In the event that the





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exercise of this Warrant, in full or in part, would result in the issuance of any fractional shares of Common Stock, then in such event Holder shall be entitled to cash equal to the Market Price of such fractional shares.

Section 2.       ADJUSTMENT OF PURCHASE PRICE.

         2.1 Adjustment for Stock Dividends. In case the Company shall pay a dividend or make any other distribution on any class of capital stock of the Company in shares of Common Stock, the Purchase Price in effect at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Purchase Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such reduction to become effective immediately prior to the opening of business on the date following the date fixed for such determination. For the purposes of this Section 2.1, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         2.2     Adjustment for Issuance of Common Stock, Rights or Warrants.
(a) In case the Company shall issue, after November 15, 1995, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to the issuance of such Additional Stock, the Purchase Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (a)) be reduced to (i) such lower purchase price (or in the case of options and similar securities, the consideration received for the option and the consideration to be received upon exercise of such option) or (ii) if such Additional Stock is issued without consideration, $.01.

                 (b) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued) or rights, warrants, options or other exchangeable securities convertible into Common Stock including shares of Common Stock held in the Company's Treasury) by the Company after November 29, 1995 other than

                          (a)     Common Stock issued pursuant to Section 2.1
hereto hereof;

                          (b)     Common Stock issuable or issued to employees,
advisors, consultants or outside directors of the Company directly or pursuant to the Company's stock option plans and restricted stock plans approved by the Board of Directors of the Company and existing as of the date of this Warrant; provided that (i) such issuances shall not exceed the number of shares of Common Stock





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authorized to be issued under such plans as of the date of this Warrant and
(ii) in the case of the issuance of options under such plans, the exercise price of such options shall not be less than the fair market value of Common Stock on the date of issuance of such options; and

                          (c)     Common Stock issued or issuable upon
conversion of the Series A Preferred Stock or the Series B Preferred Stock;

For the purposes of this Section 2.2, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company.

         2.3 Adjustment for Stock Subdivisions and Combinations. In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Purchase Price in effect at the close of business on the day upon which such subdivision becomes effective shall be proportionately reduced and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Purchase Price in effect at the opening of business on the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately prior to the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         2.4 Adjustment for Distribution of Assets. In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in Section 2.2, any dividend or distribution paid in cash out of the earned surplus or capital surplus of the Company, and any dividend or distribution referred to in Section 2.1), the Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Purchase Price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Market Price per share of Common Stock on the date fixed for such determination less the then fair market value (as agreed to by good faith negotiation between the Company and the Holder, or, absent such agreement within 10 days of such dividend or distribution, pursuant to the appraisal process set forth in the definition of Fair Market Value set forth in Section 7) of the portion of the assets or evidences of indebtedness so distributed (net of the fair market value, as so determined, of any consideration paid or exchanged with respect thereto) applicable to one share of Common Stock and the denominator shall be such Market Price per share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for





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the determination of stockholders entitled to receive such distribution.

         2.5 Computation of Adjusted Purchase Price. Whenever the Purchase Price is adjusted as provided in this Section 2:

                 (a) The Company shall compute the adjusted Purchase Price to the nearest one-hundredth of a cent in accordance with this Section 2 and shall prepare a certificate signed by the Chief Financial Officer or the Treasurer of the Company setting forth the adjusted Purchase Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at the office maintained pursuant to Section 3.3;

                 (b) A notice stating that the Purchase Price has been adjusted and setting forth the adjusted Purchase Price shall, as soon as practicable after it is required, be mailed to Holder; and

                 (c) At its option, Holder may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the Holder's expense; provided, however, that if the results of such computation reveal discrepancies from the adjustment noted on the certificate, then the Company shall pay the costs and expenses of such computation.

         2.6 Minimum Adjustment; Limitation. No adjustment in the Purchase Price shall be required under this Section 2 unless such adjustment would require an increase or decrease of at least one percent in such price; provided, however, that any adjustments that by reason of this Section 2.6 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2 shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share as the case may be. Notwithstanding the foregoing provisions of this Section 2, in no event shall the Purchase Price be reduced below the minimum amount for which the Common Stock may lawfully be issued pursuant to applicable laws and regulations; provided, however, that upon the occurrence of any event that would, but for the foregoing limitation, give rise to an adjustment of the Purchase Price pursuant to this Section 2, solely for purposes of determining the Warrant Number pursuant to Section 1 above, the Purchase Price shall be given effect as if adjusted to the full extent provided for in this Section 2, without regard to the limitation set forth in this sentence.

Section 3.       CERTAIN OBLIGATIONS OF THE COMPANY.

         3.1 Reservation of Stock. The Company covenants that it will at all times reserve and keep available out of its authorized and





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unissued Common Stock or out of shares of its treasury stock, solely for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable hereunder. The Company will from time to time, in accordance with the laws of the State of Nebraska, take action to increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of this Warrant.

         3.2 No Valuation or Impairment. The Company will not, by amendment of its Amended and Restated Articles of Incorporation, as amended, including, without limitation, amendment of the par value of its Common Stock, or through reorganization, consolidation, merger, dissolution, issuance of capital stock or sale of treasury stock (otherwise than upon exercise of this Warrant) or sale of assets, by effecting any subdivision of or stock split or stock dividend with respect to its Common Stock, or by any other voluntary act or deed, avoid or seek to avoid the performance or observance of any of the covenants, stipulations or conditions in this Warrant to be observed or performed by the Company. The Company will at all times in good faith assist, insofar as it is able, in the carrying out of all of the provisions of this Warrant in a reasonable manner and in the taking of all other action that may be necessary in order to protect the rights of the holder of this Warrant against dilution in the manner required by the provisions of this Warrant.

         3.3 Maintenance of Office. The Company will maintain an office where presentations and demands to or upon the Company in respect of this Warrant may be made. The Company will give notice in writing to Holder, at the address of Holder appearing on the books of the Company, of each change in the location of such office.

Section 4.       REORGANIZATION ETC.

         If any reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby Holder shall thereafter have the right to purchase and receive upon the terms and conditions herein specified and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon exercise of this Warrant such securities or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of Common Stock immediately theretofore purchasable and receivable upon the exercise of this Warrant had





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such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Purchase Price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any securities or property thereafter deliverable upon the exercise hereof. The Company shall not effect any such reorganization, consolidation, merger or sale unless, prior to or contemporaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and delivered to Holder, the obligation to deliver to Holder such securities or property as, in accordance with the foregoing provisions, Holder may be entitled to purchase or receive.

Section 5.       NOTICES OF RECORD DATE.

         In the event of

                 (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of property, or to receive any other right; or

                 (b) any capital reorganization of the Company, any reclassification of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

                 (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such event, the Company will give to Holder a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock for securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for





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securities or other property deliverable on such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given prior to the date specified in such notice on which any such action is to be taken, and in no event later than the time when notice of such event is given to holders of record of the Company's issued and outstanding capital stock.

Section 6.       COMPLIANCE WITH THE FEDERAL ACT: REGISTRATION RIGHTS:
                 REDEMPTION: TRANSFERABILITY.

         6.1 Compliance with the Federal Act. The Holder acknowledges that neither this Warrant nor the shares of Common Stock issuable upon exercise of this Warrant have been registered under the Federal Act and applicable state securities laws and agrees that this Warrant and all shares purchased upon exercise hereof shall be disposed of only in accordance with the Federal Act and applicable states securities laws and the rules and regulations of the SEC promulgated thereunder and applicable state securities laws.

         6.2     Registration Rights and Other Rights

                 (a) If the Company at any time proposes to register any of its securities under the Federal Act, whether or not for sale for its own account, the Company shall give thirty (30) days prior written notice to the Holder of its intention to do so. The Company shall, upon the written request of the Holder, include in the appropriate registration statement required under the Federal Act and any applicable state securities filings such number of shares obtainable under this Warrant as such Holder may request. The Company agrees to keep any registration statement and prospectus required under the Federal Act effective and current until the earlier of nine (9) months or the date as of which such Holder advises the Company that he or she no longer requires registration.

                 (b) In connection with any registration statement or post-effective amendment or subsequent amendment to any such registration statement or post-effective amendment or similar document filed pursuant to this Section 6.2, the Company shall take all reasonable steps to make the securities to which this Section 6 relates eligible for public offering and sale by the effective date of such registration statement or post-effective amendment or any amendment to any of the foregoing under the securities or blue sky laws of such jurisdictions as the selling Holder may reasonably designate in writing. The Company shall keep such filing current for the length of time it must keep any registration statement, post-effective amendment or prospectus and any amendment to any of the foregoing effective pursuant to this Section 6.2.

                 (c) In connection with any filing under this Section 6.2, the Company shall bear all of the expenses and professional fees which arise in connection with such filings and keeping them





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effective and current as provided in this Section 6.2 (including reasonable legal fees of the Holder) and shall also provide to the selling Holder a reasonable number of printed copies of the prospectuses and/or supplemental prospectuses or amended prospectuses in final and preliminary form.

                 (d) Nothing herein shall be construed to require the Holder who may desire to include any shares in any registration statement or post-effective amendment referred to in this Section 6.2 to exercise his or her Warrants more than one (1) day prior to the effective date of any such registration statement or posteffective amendment, and such Holder, at his or her option, to the extent permissible by law, may exercise the Warrants against payment of the proceeds of the offering. In such event, to ensure delivery of the shares, the Holder, at the Company's request and expense, will deposit his or her Warrants with such escrow agent selected by the Holder.

                 (e) In connection with any registration filed pursuant to this Section 6.2, the Holder will reasonably cooperate with the Company and furnish the Company in writing such information concerning the Holder and the terms of its proposed offering as the Company shall reasonably request for inclusion in the registration statement.

                 (f) The Company will indemnify the Holder and each of its officers, directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 6.2, and each underwriter, if any, and each person who controls an underwriter of the securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, or any violation or alleged violation by the Company of the Federal Act, the Exchange Act or any state securities law applicable to the Company or any rule or regulation promulgated under the Federal Act, the Exchange Act or any such state law and relating to action or inaction by the Company in connection with any such registration, qualification or compliance, and will reimburse such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action.





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                 (g)      Each Holder will, if Common Stock held by or issuable
to such Holder is included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Federal Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged untrue statements) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holder, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this Section 6.2(g) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); and provided further that the total amount for which any Holder shall be liable under this Section 6.2(g) shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Common Stock held by such Holder in such registration.

                 (h)      Each party entitled to indemnification under this
Section 6.2 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonable withheld), at the Indemnified Party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all





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other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                 (i) With a view to making available to the Holder the benefits of certain rules and regulations of the SEC which may permit the sale of the registrable securities to the public without registration, the Company agrees at all time to:

                          (A)     make and keep public information available,
as those terms are understood and defined in Rule 144 under the Federal Act, after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the public in the United States;

                          (B)     file with the SEC in a timely manner all
reports and other documents required of the Company under the Federal Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                          (C)     so long as a Holder owns any securities of
the Company, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the public in the United States), and of the Federal Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

                 (j) The Holder's piggyback rights granted to them by the Company under Section 6.2(a) may be assigned to transferees or assignees of a Holder's common stock not sold to the public; provided, that the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration





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rights are being assigned. Additionally, the piggyback rights in Section 6.2 may not be transferred to any person or entity residing outside the United
States.

Section 7.       DEFINITIONS.

         As used herein, the following terms, unless the context otherwise requires, have the following respective meanings:

         7.1 The term "Common Stock" shall mean the Company's common stock and any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

         7.2 The term "Company" shall have the meaning set forth in the preamble hereof.

         7.3 The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

         7.4 The term "Expiration Date" shall mean the seventh anniversary of the date of this Warrant.

         7.5 The term "Fair Market Value" shall mean the fair market value of the Common Stock taken as a whole, without premium for control or discounts for minority interests or restrictions on transfer, determined as follows:

                 (i) during the 10 day period following the delivery of notice by a Holder exercising its rights pursuant to Section 1.1 (with respect to a Non-Cash Exercise Payment or an exercise of this Warrant that would otherwise result in the issuance of fractional shares of Common Stock), or following the date fixed for determination of Stockholders entitled to receive rights or warrants as set forth in Section 2.2, the Holder and the Company shall negotiate in good faith to reach agreement on the fair market value of the Common Stock, and such value shall be the Fair Market Value;

                 (ii) in the event that the Holder and the Company are unable to reach agreement pursuant to clause (i) above, then the Fair Market Value shall be determined by an appraiser selected by the Company (the "Company's Appraiser") and whose appraisal (the "Company's Appraisal") shall be furnished to the Holder within 20 days after the date of the expiration of the 10 day period set forth in clause (i) above, and if the Holder does not object to such determination within 15 days after receipt of the Company's Appraisal, then the fair market value determined by the Company's Appraiser shall be the Fair Market Value;





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
                 (iii) in the event that the Holder objects to such determination as set forth in clause (ii) above, then the Holder shall select an appraiser (the "Holder's Appraiser") who at the Holder's expense, shall review the determination of the Company's Appraiser and issue a report thereon (the "Holder's Appraisal") within 30 days after the delivery of the Company's Appraisal to the Holder, and within 10 days after the issuance of such report to the Company's Appraiser, the Company's Appraiser and the Holder's Appraiser shall meet to negotiate in good faith to reach agreement on the fair market value of the Common Stock, and such agreed value shall be the Fair Market Value;

                 (iv) in the event that the Company's Appraiser and the Holder's Appraiser are unable to reach agreement as set forth in clause (iii) above, then such Appraisers shall select an appraiser (the "Third Appraiser") within 5 days after the meeting described in clause (i-ii) above, and the determination of such Third Appraiser shall be conclusive and binding on the Company and the Holder; and

                 (v) the fees and expenses of the Company's Appraiser shall be paid by the Company, the fees and expenses of the Holder's Appraiser shall be paid by the Holder, and the fees and expenses of the of the Third Appraiser shall be shared equally by the Company and the Holder.

         7.6 The term "Federal Act" shall have the meaning set forth in the preamble hereof.

         7.7 The term "Holder" shall have the meaning set forth in the preamble hereof.

         7.8 The term "Indemnified Party" shall have the meaning set forth in Section 6.2(j) hereof.

         7.9 The term "Indemnifying Party" shall have the meaning set forth in Section 6.2(j) hereof.

         7.10 The term "Market Price" shall mean the average of the daily closing prices for the 30 consecutive business days immediately prior to the day in question. The closing price for each day shall be (a) the last reported sales price or, in the case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation National Market System, (b) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New





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

York Stock Exchange member firm reasonably selected from time to time by the Company for that purpose, or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System and the average price cannot be determined as contemplated by clause (b), the Fair Market Value. For the purposes of this Section 7.10, the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

         7.11 The term "Non-Cash Exercise Payment" shall have the meaning set forth in Section 1.2 hereof.

         7.12 The term "Person" shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization or any government, governmental department or agency or political subdivision thereof.

         7.13 The term "Purchase Price" shall have the meaning set forth in the preamble hereof.

         7.14 The term "Warrant Number" shall have the meaning set forth in the preamble hereof.

         7.15 The term "Warrant Stock" shall mean any equity security issued upon exercise of this Warrant.

Section 8.       REPLACEMENT OF WARRANTS.

         Upon (a) surrender of this Warrant in mutilated form or receipt of evidence satisfactory to the Company of the loss, theft or destruction of this Warrant and (b) in the case of any loss, theft or destruction of any Warrant, receipt of an indemnity agreement or security reasonably satisfactory in form and amount to the Company, then in the absence of actual notice to the Company that this Warrant has been acquired by a bona fide purchaser, the Company, at its expense, shall execute and deliver, ln lieu of this Warrant, a new Warrant identical in form to this Warrant.

Section 9.       REMEDIES.

         The Company stipulates that the remedies at law of the Holder in the event of any breach or threatened breach by the Company of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a breach of any of the terms hereof or otherwise.

Section 10.      TRANSFER.

         This Warrant and the shares of Common Stock issuable hereunder shall not be sold, transferred, pledged or hypothecated unless the proposed disposition is the subject of a currently effective registration statement under the Federal Act or unless the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition. In the case of such a sale, transfer, pledge or hypothecation, or in the event of the exercise hereof if the Warrant Stock so acquired is not registered under the Federal Act, the Company may require a written statement that the Warrant or Warrant Stock, as the case may be, are being acquired for investment and not with a view to the distribution thereof, and any certificate representing Warrant Stock issued pursuant to such exercise shall bear a legend in substantially the form set forth on the face hereof. Subject to the first two sentences of this Section, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the registered holder thereof in person or by a duly authorized attorney, upon surrender of this Warrant together with an assignment hereof properly endorsed. Notwithstanding the foregoing, this Warrant and the shares of Common Stock issuable hereunder may be transferred, in whole or in part, to partners, officers or directors of The Argentum Group or its affiliates. Until transfer hereof on the registration books of the Company, the Company may treat the existing registered holder hereof as the owner hereof for all purposes. Any transferee of this Warrant and any rights hereunder, by acceptance thereof, agrees to assume all of the obligations of Holder and to be bound by all of the terms and provisions of this Warrant.

Section 11.      NOTICES.

         Where this Warrant provides for notice of any event, such notice shall be given (unless otherwise herein expressly provided) in writing and either (i) delivered personally, (ii) sent by certified, registered or express mail, postage prepaid, (iii) telegraphed or (iv) telexed or sent by facsimile transmission, and shall be deemed given when so delivered personally, telegraphed, telexed, sent by facsimile transmission (confirmed in writing) or mailed. Notices shall be addressed, if to the Holder, to the address of Holder at such Holder's address as it appears in the records of the Company, or if to the Company, to its office maintained pursuant to Section 3.3.

Section 12.      MISCELLANEOUS.

         This Warrant shall be binding upon the Company and Holder and their legal representatives, successors and assigns. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may be legally enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of The State of New York without regard to its principles of conflicts of laws. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant shall take effect as an instrument under seal.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and its corporate seal to be impressed hereon and attested by its Secretary or Assistant Secretary.

Dated as of December  , 1995
                                        DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

(Corporate Seal)
                                        By: /s/ Mitchel J. Laskey
                                           -------------------------------------
                                           Michael J. Laskey, President

Attest:

/s/ David Pomerance
- --------------------------------
Secretary

                              FORM OF SUBSCRIPTION

                       (To be signed only on exercise of
                         Common Stock Purchase Warrant)

TO:      Dynamic Healthcare Technologies, Inc.

         The undersigned, the holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase
Warrant for, and to purchase thereunder   *   shares of Common Stock of DYNAMIC
HEALTHCARE TECHNOLOGIES, INC. (the "Company") and herewith makes payment of $________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to _______________________________, whose address is
________________________________________________________________________________



Dated:
                                              ----------------------------------
                                              (Signature must conform in all
                                              respects to name of Holder as
                                              specified on the face of the
                                              Warrant)


- --------------------------------
         * Insert here the number of shares (all or part of the number of shares called for in the Common Stock Purchase Warrant) as to which the Common Stock Purchase Warrant is being exercised without making any adjustment for any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Common Stock Purchase Warrant, may be deliverable on exercise.

                               FORM OF ASSIGNMENT

                       (To be signed only on transfer of
                         Common Stock Purchase Warrant)

         For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________ of ___________________________
the right represented by the within Common Stock Purchase Warrant to purchase ________________________ shares of Common Stock of DYNAMIC HEALTHCARE TECHNOLOGIES, INC. to which the within Common Stock Purchase Warrant relates, and appoints _______________________, Attorney to transfer such right on the books of DYNAMIC HEALTHCARE TECHNOLOGIES, INC. with full power of substitution in the premises.

Dated:
                                              ----------------------------------
                                              (Signature must conform in all
                                              respects to name of Holder as
                                              specified on the face of the
                                              Warrant)

Signed in the presence of:


- -----------------------------------